                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549

                          ------------------------

                                  FORM 8-K

                               CURRENT REPORT

                   PURSUANT TO SECTION 13 OR 15(d) OF THE
                       SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT:                December 30, 1997
                     -------------------------------------
                     (Date of the earliest event reported)



                       Home Products International, Inc.
                     -------------------------------------
             (Exact name of registrant as specified in its charter)




  Delaware                               0-17237                 36-4147027
  ---------------------------------------------------------------------------
  (State or other jurisdiction of        (Commission        I.R.S. Employer
  Incorporation or organization)         File Number)      Identification No.)



  4501 West 47th Street    Chicago, IL                    60632
  ----------------------------------------                --------------------
  (Address of principal executive offices)                (Zip Code)


Registrant's telephone number, including area code:        (773) 890-1010
                                                      --------------------

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

     On December 30, 1997, the Registrant completed the acquisition of Seymour Housewares Corporation for $100.6 million from Chase Venture Capital Associates, L.P., a private investment firm. The transaction was financed with a combination of $15.9 million in cash, $14.7 million in the Registrant's stock and the assumption of $70 million of debt. Seymour Housewares, headquartered in Seymour, Indiana, is the leading supplier of laundry management products in the United States, with dominant share in both ironing table and ironing pad categories.

     The source of funds for the acquisition were provided by the proceeds of a new $140 million credit agreement (including a $20 million revolving credit agreement) completed with General Electric Capital Corporation ("GECC") on December 29, 1997. The new credit agreement replaces the Registrant's existing $47 million credit agreement with GECC.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

a) Financial statements of business acquired.
   It is impracticable to provide the required financial statements at the time this Current Report on Form 8-K is being filed. Home Products
   International, Inc. expects to be able to file this information within sixty
   (60) days of January 14, 1998, the latest date on which this Current Report on Form 8-K may be filed.

b) Pro forma financial information.
   It is impracticable to provide the required pro forma financial information at the time this Current Report on Form 8-K is being filed. Home Products International, Inc. expects to be able to file this information within sixty
   (60) days of January 14, 1988, the latest date on which this Current Report on Form 8-K may be filed.


c) Exhibits
   See attached Exhibit Index.

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                             Home Products International, Inc.

                             By:   /s/ James E. Winslow
                                ---------------------------------
                                   James E. Winslow
                                   Executive Vice President and
                                   Chief Financial Officer


Dated:  January 13, 1998

Exhibit Index


Exhibit 2.1   Amended and Restated Agreement made as of
              December 30, 1997 by the Registrant and the Shareholders of Seymour.

Exhibit 99.1 Press release dated January 6, 1998 announcing the acquisition of Seymour.